Exhibit 99.1

Alaska Communications Systems Reports Third Quarter 2011 Results

- Wireless Subscriber Counts Increased by 817 Compared to Prior Quarter -

- Post Paid Data ARPU Increased 43 Percent to $16.82 Compared to Prior Year -

- Enterprise Revenue increased by 8.9 percent to $13.1 Million Compared to Prior Year -

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 8, 2011--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK) today reported financial results for its third quarter ended September 30, 2011.

“Alaska Communications’ strategy to provide wireless and wireline broadband data products across all our customer segments continues to show positive results. We experienced our second sequential quarter of wireless subscriber growth and our enterprise revenues are improving year over year,” said Anand Vadapalli, ACS president and chief executive officer.

“Third quarter wireless results reflect early benefits from new positioning with postpaid offerings through tiered data plans, and the refresh of our prepaid plans. Enterprise revenues benefited from a good quarter of new installations, and we look forward to continued momentum in this area,” concluded Vadapalli.

Financial Highlights: Third Quarter 2011 Compared to Third Quarter 2010

  Revenues of $90.3 million increased by $0.5 million, or 0.6 percent, from $89.8 million in the prior year. Third quarter 2010 revenue benefited from $2.0 million favorable out-of-period revenue:
    Wireless revenue increased by $2.0 million, or 5.2 percent. A $3.9 million increase in roaming revenue was partially offset by $1.9 million of lower retail service and CETC revenue.
    Enterprise revenue increased by $1.1 million, or 8.9 percent, with higher data revenue driving growth. Data revenue as a percent of total enterprise revenue now stands at 91 percent.
    Retail, wholesale and access wireline revenue declined by $2.6 million, or 6.5 percent. The quarter was impacted by $2.1 million of lower interstate universal service revenue largely as a result of $1.5 million of out period access revenues in 2010. The quarter benefited from higher intrastate access revenue of $1.1 million associated with recent state-wide reforms. Continued erosion in the traditional wireline business contributed to the remaining decline.
  EBITDA of $32.8 million decreased by $2.0 million, or 5.8 percent, from $34.8 million in the prior year.
    Wireless EBITDA of $19.5 million increased $0.8 million, or 4.1 percent in the third quarter. $2.0 million of higher revenue and $1.2 million of higher expenses resulted in the change. Higher network costs associated with greater data usage accounted for the increased spending levels.
    Wireline EBITDA of $13.3 million declined by $2.8 million, or 17.5 percent, driven by lower revenue of $1.5 million and higher expenses of $1.3 million. Expenses in the quarter were impacted by $0.4 million of project-related work and legal reserves and $0.4 million in higher intrastate access expenses.
  Net loss of $0.8 million, or $0.02 per share, compared to net loss of $3.0 million, or $0.07 per share last year. Third quarter 2010 was impacted by $11.3 million charge to interest expense for losses on the termination of certain interest rate swaps associated with the 2005 credit facility refinancing.

Metric Highlights: Third Quarter 2011 Compared to Second Quarter 2011

  Wireless subscribers increased by 817 to 117,496, representing the second sequential quarter of growth.
  Wireless average monthly retail service revenue per subscriber (ARPU) was steady at $52.81.
  Postpaid wireless data ARPU increased by 4.6 percent to $16.82.
  Wireless subscriber churn increased to 2.4 percent from 2.1 percent.
  Internet subscribers decreased by 902 to 48,374 and ARPU increased by 1.9 percent to $45.00, due primarily to upgrades to higher bandwidth plans.
  Retail access lines declined by 2,713 to 149,840 sequentially and 5.2 percent on an annual basis, ARPU increased by 0.1 percent to $18.25.

“We are pleased with our financial performance for the quarter. Alaska Communications exited the quarter with total cash deposits of $28.5 million, including restricted cash, and with full access to our $30 million revolver facility. Our leverage ratio now stands at 4.4 EBITDA,” said Wayne Graham, ACS chief financial officer.

2011 Business Outlook

ACS guidance for the year is updated as follows:

  Revenue guidance to modesty exceed 2010 levels of $342 is unchanged;
  EBITDA is expected to be about $125 million compared to previous guidance of in line with 2010 levels of $126 million;
  Guidance for maintenance capital expenditures and cash interest remains unchanged at about $37 million and $34 million, respectively, and
  Our 4G LTE build investment is anticipated to be between $12 - $15 million compared to previous guidance of $15 - $20 million.

Comments on the FCC’s Order on the National Broadband Plan

On October 27, 2011, the Federal Communication Commission (FCC) unanimously voted to overhaul its Universal Service Fund (“USF”) and Inter-carrier Compensation (“ICC”) systems. USF High cost support and wireless CETC revenue, represented $10.5 million, and $35.6 million for the three and nine month period ended September 30, 2011, respectively. ACS management will provide an assessment of the USF overhaul during its conference call, noted below. We do not, at this time, expect the ICC changes to have a material impact on our future financial performance.

Conference Call

The company will host a conference call and live webcast today at 5:00 p.m. Eastern Time. Parties in the United States and Canada can call 877-941-6010 to access the conference call. Parties outside the United States and Canada can access the call at 480-629-9723. The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Thursday, November 15, 2011 at midnight ET. To hear the replay, parties in the United States and Canada can call 800-406-7325 and enter pass code 4482998. Parties outside the United States and Canada can call 303-590-3030 and enter pass code 4482998.

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (Nasdaq: ALSK), through its subsidiaries, is a leading provider of high-speed wireless, mobile broadband, Internet, local, long-distance and advanced data solutions for businesses and consumers in Alaska. The Alaska Communications network includes the most advanced wireline and wireless data and voice networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Forward-Looking EBITDA Guidance

This press release includes information related to management's estimate of EBITDA for the year ending December 31, 2011. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the company's business operations. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the company is not providing an estimate of year-end 2011 net cash provided by operating activities at this time.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance or continued dividend payment and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, the entry of Verizon into the Alaska market, Universal Service Fund reform, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, or other factors affecting the company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; the company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from universal service funds; unforeseen changes in public policies; changes in accounting policies, including the company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business and its dividend, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Total operating revenues	$90,306	$89,768	$261,842	$256,747

Operating expenses:
Cost of services and sales	34,505	33,157	100,880	97,623
Selling, general & administrative	24,121	23,200	68,385	66,022
Depreciation and amortization	14,392	18,606	43,510	55,974
(Gain) loss on disposal of assets, net	(709)	9	(590)	(479)
Total operating expenses	72,309	74,972	212,185	219,140

Operating income	17,997	14,796	49,657	37,607

Other income and expense:
Interest expense	(9,529)	(8,465)	(28,815)	(25,309)
Loss on extinguishment of debt	-	(11,258)	(13,445)	(11,258)
Interest income	10	8	26	31
Other	174	-	174	-
Total other income and expense	(9,345)	(19,715)	(42,060)	(36,536)

Income (loss) before income tax benefit (expense)	8,652	(4,919)	7,597	1,071

Income tax benefit (expense)	(9,468)	1,901	(9,369)	(30,492)

Net loss	$(816)	$(3,018)	$(1,772)	$(29,421)

Net loss per share
Basis and diluted	$(0.02)	$(0.07)	$(0.04)	$(0.66)
Weighted average shares outstanding
Basis and diluted	45,202	44,628	45,061	44,564

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2011	2010

Current assets:
Cash and cash equivalents	$23,427	$15,316
Restricted cash	5,041	4,912
Accounts receivable-trade, net of allowance of $5,542 and $6,616	38,027	36,985
Materials and supplies	5,996	6,533
Prepayments and other current assets	5,242	3,999
Deferred income taxes	6,716	10,949
Total current assets	84,449	78,694

Property, plant and equipment	1,424,782	1,416,718
Less: accumulated depreciation and amortization	(1,023,715)	(1,005,736)
Property, plant and equipment, net	401,067	410,982

Non-current investments	-	355
Goodwill	8,850	8,850
Intangible assets, net	24,118	24,118
Debt issuance costs	10,012	8,584
Deferred income taxes	74,724	76,813
Equity method investment	2,060	2,060
Other assets	3,290	10,159
Total assets	$608,570	$620,615

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$5,772	$5,213
Accounts payable, accrued and other current liabilities	54,274	62,539
Advance billings and customer deposits	9,425	9,568
Total current liabilities	69,471	77,320

Long-term obligations, net of current portion	564,243	548,096
Other long-term liabilities	26,150	15,688
Total liabilities	659,864	641,104

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	452	447
Additional paid in capital	145,389	166,259
Accumulated deficit	(189,932)	(188,160)
Accumulated other comprehensive income (loss)	(7,203)	965
Total stockholders' deficit	(51,294)	(20,489)

Total liabilities and stockholders' equity (deficit)	$608,570	$620,615

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Cash Flows from Operating Activities:
Net loss	$(816)	$(3,018)	$(1,772)	$(29,421)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,392	18,606	43,510	55,974
Unrealized loss on ineffective hedge adjustment	-	11,145	-	11,145
Amortization of debt issuance costs and debt discount	1,421	1,880	11,507	5,580
Stock-based compensation	1,188	1,187	2,620	2,665
Deferred income taxes	8,834	(1,788)	8,735	33,273
Provision for uncollectible accounts	409	366	1,468	2,308
Other non-cash expenses	(726)	309	(292)	197
Changes in operating assets and liabilities	1,131	(3,511)	(8,225)	(12,267)
Net cash provided by operating activities	25,833	25,176	57,551	69,454

Cash Flows from Investing Activities:
Investment in construction and capital expenditures	(15,191)	(10,993)	(33,463)	(25,040)
Change in unsettled construction and capital expenditures	394	1,143	(943)	(3,505)
Proceeds on sale of assets	2,665	-	2,665	-
Acquisitions, net of cash acquired	-	(2,060)	-	(2,060)
Net change in restricted accounts	(127)	(1)	(129)	954
Net change in non-current investments	529	100	529	500
Net cash used by investing activities	(11,730)	(11,811)	(31,341)	(29,151)

Cash Flows from Financing Activities:
Repayments of long-term debt	(1,490)	(183)	(102,738)	(12,545)
Proceeds from the issuance of long-term debt	-	-	120,000	12,000
Debt issuance costs	336	-	(4,448)	-
Payment of cash dividend on common stock	(9,733)	(9,606)	(29,082)	(28,777)
Payment of withholding taxes on stock-based compensation	(8)	(134)	(2,030)	(326)
Proceeds from issuance of common stock	-	24	199	350
Net cash used by financing activities	(10,895)	(9,899)	(18,099)	(29,298)

Change in cash and cash equivalents	3,208	3,466	8,111	11,005

Cash and cash equivalents, beginning of period	20,219	13,810	15,316	6,271

Cash and cash equivalents, end of period	$23,427	$17,276	$23,427	$17,276

Supplemental Cash Flow Data:
Interest paid	$7,193	$8,761	$24,415	$22,816
Income tax refunds	$-	$-	$-	$36

Supplemental Non-cash Transactions:
Property acquired under capital leases	$679	$1,294	$1,841	$1,295
Dividend declared, but not paid	$9,736	$9,617	$9,736	$9,617
Additions to ARO asset	$104	$21	$118	$71

				Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF EBITDA CALCULATION
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$25,833	$25,176	$57,551	$69,454
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	(14,392)	(18,606)	(43,510)	(55,974)
Unrealized loss on ineffective hedge adjustment	-	(11,145)	-	(11,145)
Amortization of debt issuance costs and debt discount	(1,421)	(1,880)	(11,507)	(5,580)
Stock-based compensation	(1,188)	(1,187)	(2,620)	(2,665)
Deferred income taxes	(8,834)	1,788	(8,735)	(33,273)
Provision for uncollectible accounts	(409)	(366)	(1,468)	(2,308)
Other non-cash expenses	726	(309)	292	(197)
Changes in operating assets and liabilities	(1,131)	3,511	8,225	12,267
Net loss	$(816)	$(3,018)	$(1,772)	$(29,421)
Add (subtract):
Interest expense	9,529	8,465	28,815	25,309
Loss on extinguishment of debt	-	11,258	13,445	11,258
Interest income	(10)	(8)	(26)	(31)
Depreciation and amortization	14,392	18,606	43,510	55,974
(Gain) loss on disposal of assets	(709)	9	(590)	(479)
Gain on sale of long-term investments	(174)	-	(174)	-
Gift of services	(118)	185	(51)	254
Income tax (benefit) expense	9,468	(1,901)	9,369	30,492
Stock-based compensation	1,188	1,187	2,620	2,665
EBITDA	$32,750	$34,783	$95,146	$96,021

Note:				In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, amortization of intangibles and stock-based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

				Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF OPERATING REVENUE AND EBITDA MARGIN BY SEGMENT
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Wireline revenue
Enterprise	$13,078	$12,009	$37,967	$35,526
Retail	20,244	20,650	60,904	62,012
Wholesale and Access	16,210	18,356	48,796	53,054
Total	49,532	51,015	147,667	150,592
Wireless revenue
Retail service	18,521	19,402	55,793	59,007
Equipment	1,219	1,323	3,191	4,171
Wholesale, roaming and other	21,034	18,028	55,191	42,977
Total	40,774	38,753	114,175	106,155
Total operating revenue	$90,306	$89,768	$261,842	$256,747

Wireline:
Operating revenue	$49,532	$51,015	$147,667	$150,592
Operating expenses (a)	(37,188)	(36,164)	(107,722)	(106,470)
Gift of services	(118)	185	(51)	254
Stock-based compensation	1,050	1,047	2,300	2,353
Wireline EBITDA	$13,276	$16,083	$42,194	$46,729

Wireline EBITDA Margin	26.8%	31.5%	28.6%	31.0%

Wireless:
Operating revenue	$40,774	$38,753	$114,175	$106,155
Operating expenses (a)	(17,288)	(16,050)	(47,993)	(45,075)
Cost of Equipment	(4,150)	(4,143)	(13,550)	(12,100)
Stock-based compensation	138	140	320	312
Wireless EBITDA	$19,474	$18,700	$52,952	$49,292

Wireless EBITDA Margin	47.8%	48.3%	46.4%	46.4%

(a)				Exclusive of depreciation, amortization and gain/loss on disposal of assets.

				Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
INVESTMENT IN CONSTRUCTION AND CAPITAL
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Maintenance capital	$11,268	$10,626	$27,615	$23,771

Growth capital	3,390	-	4,462	-

Capitalized Interest	533	367	1,386	1,269

Investment in construction and capital	$15,191	$10,993	$33,463	$25,040

		Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CASH AVAILABLE FOR DISTRIBUTION
(Unaudited, In Thousands)

	Nine Months Ended
	September 30,
	2011	2010

EBITDA	$95,146	$96,021

Subtract:
Maintenance capital expenditures	(27,615)	(23,771)
Cash interest expense	(24,415)	(22,816)

Distributable Cash	43,116	49,434

Dividends Paid	(29,082)	(28,777)

Excess cash	$14,034	$20,657

Payout Ratio	67%	58%

			Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
Wireline:

Retail
Switched access lines	149,840	152,553	157,983
Quarterly growth rate in local telephone switched access lines	-1.8%	-1.3%	-1.2%
Average monthly service revenue per subscriber	$18.25	$18.24	$18.21

Long distance subscribers
Long distance subscribers	60,067	61,034	59,078
Average monthly service revenue per subscriber	$16.22	$16.84	$18.15

Internet subscribers
DSL subscribers	44,797	45,453	45,481
Dial-up subscribers	3,577	3,823	4,572
Average monthly service revenue per subscriber	$45.00	$44.16	$38.61

Wholesale access lines
Wholesale access lines	14,057	14,535	16,424
Quarterly growth rate in wholesale local access lines	-3.3%	-5.2%	-9.0%
Average monthly revenue per line	$35.32	$30.94	$32.04

Wireless:

Wireless subscribers	117,496	116,679	123,483
Average monthly churn for the quarter	2.4%	2.1%	2.6%
Average monthly service revenue per subscriber	$52.81	$53.39	$51.78
Average monthly data revenue per postpaid subscriber	$16.82	$16.08	$11.73

CONTACT:
Alaska Communications Investors:
Vice President, Investor Relations and Financial Planning & Analysis
Michael Allen, 907-564-7556
investors@acsalaska.com